As filed with the Securities and Exchange Commission on May 11, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON
FORM S-8
UNDER
THE SECURITIES ACT OF 1933

COUNTRYWIDE FINANCIAL COPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-2641992
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4500 Park Granada	91302
Calabasas, CA
(Address of Principal Executive Offices)	(Zip Code)
Countrywide Financial Corporation
401(k) Savings and Investment Plan
(As Amended and Restated Effective January 1, 1997) (as subsequently amended)
(Full title of the Plan)
Sandor E. Samuels, General Counsel
4500 Park Granada
Calabasas, CA 91302
(Name and address of agent for service)
(818) 225-3505
(Telephone Number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Number of Shares	Offering Price Per	Aggregate Offering	Amount of
Registered	to be Registered	Share[2]	Price[3]	Registration Fee
Common Stock, $.05 par value per share[1]	3,000,000 shares	$38.00	$114,000,000	$3,499.80

[1]	Includes the rights associated with the Common Stock.

2/3	In accordance with Rule 457(b) under the Securities Act of 1933, the offering price has been calculated on the basis of the average of the high and low prices for the Common Stock as reported by the New York Stock Exchange on May 6, 2007.

Note: In addition, pursuant to Rule 416(c) of the Securities Act of 1933, the registration statement covers an indeterminate amount of interests to be offered or sold pursuant to Countrywide Financial Corporation 401(k) Savings and Investment Plan.

EXPLANATORY NOTE
Pursuant to general instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement relates to the registration of an additional 3,000,000 shares of the Registrant’s Common Stock.
The contents of the Registrant’s Registration Statement and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-73089) filed with the Securities and Exchange Commission on March 1, 1999 and April 19, 2002, respectively, are incorporated by reference herein.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.1.1
EXHIBIT 4.1.2
EXHIBIT 4.1.3
EXHIBIT 4.1.4
EXHIBIT 4.1.5
EXHIBIT 4.1.6
EXHIBIT 4.1.7
EXHIBIT 4.1.8
EXHIBIT 4.1.9
EXHIBIT 4.1.10
EXHIBIT 4.1.11
EXHIBIT 4.1.12
EXHIBIT 5.1
EXHIBIT 23.1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
The Company has previously submitted the Countrywide Financial Corporation 401(k) Savings and Investment Plan (the “Plan”) to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS to qualify the Plan, and the Company hereby undertakes to continue to submit the Plan and each amendment thereto to the IRS in a timely manner and will make all changes required to qualify the Plan.

4.1*	Countrywide Financial Corporation 401(k) Savings and Investment Plan, as amended and restated effective January 1, 1997.

4.1.1*	First Amendment Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated January 3, 2002.

4.1.2*	Amendment Number Two to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated May 22, 2002.

4.1.3*	Amendment Number Three to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated December 3, 2003.

4.1.4*	Amendment Number Four to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 15, 2004.

4.1.5*	Amendment Number Five to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 15, 2004.

4.1.6*	Amendment Number Six to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 27, 2005.

4.1.7*	Amendment Number Seven to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 27, 2005.

4.1.8*	Eighth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated December 29, 2005.

4.1.9*	Ninth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated January 1, 2006.

4.1.10*	Tenth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 6, 2006.

4.1.11*	Eleventh Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated November 2, 2006.

4.1.12*	Twelfth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated December 20, 2006.

4.2	Specimen Certificate of the Company’s Common Stock, (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 6, 1987).

4.3	Amended and Restated Rights Agreement, dated as of November 27, 2001, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A/A filed on December 10, 2001).

4.3.1	Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement dated December 8, 2005, between the Company and American Stock Transfer & Trust Company which includes as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005).

4.3.2	Second Amendment to Amended and Restated Rights Agreement dated June 14, 2006 by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on June 20, 2006).

5.1*	Opinion of Sandor E. Samuels, Chief Legal Officer of the Company, as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP, Independent Certified Public Accountants.

23.2*	Consent of Counsel (included in Opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages filed herewith).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Countrywide Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 11th day of May, 2007.

COUNTRYWIDE FINANCIAL CORPORATION
By:	/s/ Angelo R. Mozilo
Angelo R. Mozilo
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Eric P. Sieracki and Sandor E. Samuels, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman of the Board of	May 11, 2007
/s/ Angelo R. Mozilo Angelo R. Mozilo	Directors, Chief Executive Officer and President (Principal Executive Officer); Director

	Executive Managing Director and	May 11, 2007
/s/ Eric P. Sieracki Eric P. Sieracki	Chief Financial Officer (Principal Financial Officer)

Senior Managing Director and Chief Accounting
/s/ Laura K. Milleman Laura K. Milleman	Officer (Principal Accounting Officer)	May 11, 2007

	Director	May 11, 2007
/s/ Henry G. Cisneros Henry G. Cisneros

	Director	May 11, 2007
/s/ Jeffrey M. Cunningham Jeffrey M. Cunningham

Signature	Title	Date

	Director	May 11, 2007
/s/ Robert J. Donato Robert J. Donato

	Director	May 11, 2007
/s/ Michael E. Dougherty Michael E. Dougherty

	Director	May 11, 2007
/s/ Martin R. Melone Martin R. Melone

	Director	May 11, 2007
/s/ Robert T. Parry Robert T. Parry

	Director	May 11, 2007
/s/ Oscar P. Robertson Oscar P. Robertson

	Director	May 11, 2007
/s/ Keith P. Russell Keith P. Russell

	Director	May 11, 2007
/s/ Harley W. Snyder Harley W. Snyder

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Countrywide Financial Corporation 401(k) Savings and Investment Plan, as amended and restated effective January 1, 1997.

4.1.1*	First Amendment Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated January 3, 2002.

4.1.2*	Amendment Number Two to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated May 22, 2002.

4.1.3*	Amendment Number Three to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated December 3, 2003.

4.1.4*	Amendment Number Four to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 15, 2004.

4.1.5*	Amendment Number Five to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 15, 2004.

4.1.6*	Amendment Number Six to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 27, 2005.

4.1.7*	Amendment Number Seven to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 27, 2005.

4.1.8*	Eighth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated December 29, 2005.

4.1.9*	Ninth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated January 1, 2006.

4.1.10*	Tenth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated June 6, 2006.

4.1.11*	Eleventh Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated November 2, 2006.

4.1.12*	Twelfth Amendment to the Countrywide Financial Corporation 401(k) Savings and Investment Plan, dated December 20, 2006.

4.2	Specimen Certificate of the Company’s Common Stock, (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 6, 1987).

4.3	Amended and Restated Rights Agreement, dated as of November 27, 2001, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A/A filed on December 10, 2001).

4.3.1	Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement dated December 8, 2005, between the Company and American Stock Transfer & Trust Company which includes as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005).

Exhibit Number	Description

4.3.2	Second Amendment to Amended and Restated Rights Agreement dated June 14, 2006 by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on June 20, 2006).

5.1*	Opinion of Sandor E. Samuels, Chief Legal Officer of the Company, as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP, Independent Certified Public Accountants.

23.2*	Consent of Counsel (included in Opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages filed herewith).

*	Filed herewith